Exhibit 99.1

Boo Koo Holdings, Inc. Appoints Former Cadbury Schweppes Executives To Board of Directors

Company To Change Name to Performing Brands, Inc. Reflecting New Direction

ADDISON, Texas, -- Boo Koo Holdings, Inc. (OTC Bulletin Board: BOKO; Boo Koo) announced today that it has appointed three leading beverage industry executives to its Board of Directors. The Company appointed Gil Cassagne, formerly Chief Executive Officer of Cadbury Schweppes Americas Beverages, Jack Belsito, formerly President of Snapple Distributors, Inc. and Joe Bayern, formerly Chief Strategy Officer of Cadbury Schweppes Americas Beverages, to its Board of Directors. The executives will also assume the role of consultants for the Company, advising it on business opportunities.

The Company also announced today that, subject to shareholder approval, it plans to change its name to Performing Brands, Inc., reflecting its objective to transition from an energy beverage maker to a broader-based consumer beverage company focused on health, wellness and functional benefit beverages.

“We are excited to attract such experienced and accomplished beverage executives to Boo Koo as we refocus and rebrand the Company,” said Steven B. Solomon, the Company’s Chairman. “Each has played an instrumental role in building highly successful and admired beverage companies. We look forward to utilizing their expertise as we grow the Company.”

Mr. Cassagne has more than 30 years of experience in the consumer products industry and over 20 years in the beverage industry with companies such as Procter & Gamble, The Dr Pepper Company and Cadbury Schweppes Americas Beverages. He most recently held the position of Chief Executive Officer of Cadbury Schweppes Americas Beverages, a $5 Billion plus division of Cadbury Schweppes where he also served as part of the executive board of the multinational consumer products company. Mr. Cassagne has held numerous other positions within Cadbury including the Regional President of Asia Pacific and the President of Motts.

“My colleagues and I believe that the experience we have had in developing other successful beverage brands will play a key role in the Company’s emergence as a leading beverage company,” said Mr. Cassagne. “The market opportunity is substantial and we will focus on acquiring and developing promising brands that should allow the Company to successfully participate in this rapidly growing industry.”

Mr. Belsito has more than 25 years of experience in the consumer products industry and over 20 years in beverages with companies such as Procter & Gamble, Pepsi, Snapple and Cadbury Schweppes Americas Beverages. He most recently held the position of President, Snapple Distributors, Inc., for Cadbury Schweppes Americas Beverages where he also served as part of the executive board. Prior to his current position, Mr. Belsito held positions of Chief Executive Officer of the Snapple Beverage Group and the President of RC Cola. Mr. Belsito has extensive experience in the beverage industry holding senior positions in Franchising, Marketing, Sales, Business Development and M&A. He has led the acquisitions of both branded companies and bottling and distribution companies.

Mr. Bayern has more than 10 years of experience in the consumer products industry and over 10 years in the consulting industry. He most recently held the position of Chief Strategy Officer of Cadbury Schweppes Americas Beverages where he also served as part of the executive board. Prior to his current position, Mr. Bayern served as the Director of Global Strategy of Cadbury Schweppes in London. Prior to joining Cadbury, he worked at Snapple Beverage Group where he held a variety of positions including Senior Vice President of Operations, Chief Information Officer and Chief Strategy Officer.

About Boo Koo

Boo Koo currently develops, produces, markets and distributes alternative beverage category energy drinks under the Boo Koo® and Gazzu(TM) brand names. Boo Koo currently sells and distributes its products in parts of the United States and Canada through its network of regional bottlers and other direct store delivery distributors, including independent Coca-Cola, Cadbury Schweppes and other wholesale distributors. Gazzu(TM) is sold exclusively to Circle K. Boo Koo's products are sold primarily to mainstream convenience and grocery store chains, drug stores, gas stations and other retail outlets. The Company’s objective is to transition from an energy beverage maker to a broader-based consumer beverage company focused on health, wellness and functional benefit beverages.

Forward-looking Statements

This news release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to future products and relationships. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company's control, and which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements, including its ability to raise additional capital, its reliance on distributors of its products, its ability to manage inventory, its ability to maintain relationships with customers, its reliance on third parties to produce and package its products, its limited operating history, the availability and cost of raw materials, effects of competition and the other factors listed under "Risk Factors" in its filings with the SEC. All statements other than statements of historical fact are statements that could be forward-looking statements. The Company assumes no obligation to update the information contained in this news release.